UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

Date of Report (Date Earliest Event Reported): July 17, 2024

FOXO TECHNOLOGIES INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39783	85-1050265
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

729 N. Washington Ave., Suite 600 Minneapolis, MN	55401
(Address of Principal Executive Offices)	(Zip Code)

(612) 562-9447

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001	FOXO	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

This Amendment No. 1 to the Current Report on Form 8-K (this “Amendment”) is being filed by FOXO Technologies Inc., a Delaware corporation (the “FOXO” or the “Company”), for the purpose of amending Item 2.01 Completion of Acquisition or Disposition of Assets and Item 9.01 Financial Statements and Exhibits of that certain Current Report on Form 8-K originally filed by the Company with the Securities and Exchange Commission (the “SEC”) on July 23, 2024 (the “Original Form 8-K”) in connection with the completion of the acquisition of Myrtle Recovery Centers, Inc. (“Myrtle”). This Amendment is also being filed to provide the financial statements and pro forma financial information required by Items 9.01(a) and (b) of Form 8-K, which were not previously filed with the Original Form 8-K.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On June 10, 2024, FOXO Technologies Inc., a Delaware corporation (the “Company”), entered into the Stock Exchange Agreement, as supplemented (the “Myrtle SEA”), with Myrtle Recovery Centers, Inc., a Tennessee corporation (“Myrtle”), and Rennova Health, Inc., a Delaware corporation (“RHI”). Pursuant to the Myrtle SEA, upon closing, RHI exchanged with the Company 100 shares of Common Stock of Myrtle (which represents 98.4% of the issued and outstanding shares of Myrtle Common Stock) for total consideration of $500,000 (the “Myrtle Purchase Price”), which payment was made by the issuance of a number of shares of Class A Common Stock of the Company determined by dividing $500,000 by the volume weighted average price (the “VWAP”) on the day immediately prior to the closing date (the “Price”) but in no event would the number of shares be more than 19.99% of the number of outstanding shares of the Company’s Class A Common Stock on the trading day prior to the closing date. Since the number of FOXO Shares issued to RHI multiplied by the Price was less than $500,000, as a result of a limitation placed on the Company by the rules of the New York Stock Exchange, the Company issued to RHI a non-interest-bearing demand note for the deficit, as more fully discussed below. If the earnings before interest, taxes, depreciation and amortization (“EBITDA”) indicated in the audited financial statements of Myrtle varies by more than 10% from the Myrtle Financial Statements (as defined in the Myrtle SEA), the Myrtle Purchase Price will automatically increase or decrease on a dollar for dollar basis and, if increased, the difference will be paid in additional shares of Class A Common Stock of the Company or cash or, if decreased, the difference will result in either cancellation of Class A Common Stock of the Company or return of cash paid. On July 17, 2024, the board of directors of FOXO approved the closing of Myrtle SEA effective as of June 14, 2024.

Pursuant to the terms of the Myrtle Agreement, as of June 30, 2024, the Company recorded a non-interest bearing note payable due on demand to RHI in the amount of $264,565 and it recorded the remaining purchase price of $235,435 payable in 1,023,629 shares of its Class A Common Stock issuable to RHI as additional paid-in-capital. The value of the Company’s Class A Common Stock, which was $0.23 per share, was based on the volume weighted average price of the Company’s Common Stock on the day prior to closing, per the terms of the Myrtle Agreement. Accordingly, the Company issued the shares to RHI on July 17, 2024. The purchase price payable for the equity interest in Myrtle was subject to certain post-closing adjustments, as provided in the Myrtle SEA. The Company does not expect any change to the purchase price now that audited financial statements have been completed.

Myrtle was formed in the second quarter of 2022 to pursue opportunities in the behavioral health sector, including substance abuse treatment. initially in rural markets. Services are provided on either an inpatient, residential basis or an outpatient basis. On August 10, 2023, Myrtle was granted an initial license by the Department of Mental Health and Substance Abuse Services of Tennessee to operate an alcohol and drug treatment facility in Oneida Tennessee. The facility, which is located at RHI’s Big South Fork Medical Center campus, commenced operations and began accepting patients on August 14, 2023. The facility offers alcohol and drug residential detoxification and residential rehabilitation treatment services for up to 30 patients. On November 1, 2023, Myrtle began accepting patients at its Nonresidential Office-Based Opiate Treatment Facility (“OBOT”). The OBOT is located adjacent to Myrtle’s alcohol and drug treatment facility in Oneida, Tennessee and supplements the existing residential rehabilitation and detoxification services offered at Myrtle. Myrtle has now been granted two full licenses from the Tennessee Department of Mental Health and Substance Abuse Services, effective August 1, 2024, for 12 months. The first license authorizes the provision of services for alcohol and drug residential detoxification treatment, as well as alcohol and drug residential rehabilitation treatment. The second license authorizes the provision of services for non-residential office-based opiate treatment. Myrtle has also entered into in-network contracts with a number of commercial payers in the second and third quarter 2024 and expects to transition its business from a startup phase throughout the remainder of 2024.

On April 11, 2023, Myrtle sold shares of its common stock equivalent to a 1.961% ownership stake in the subsidiary for de minimis value to an unaffiliated individual licensed as a physician in Tennessee. The shares have certain transfer restrictions, including the right of the subsidiary to transfer the shares to another physician licensed in Tennessee for de minimis value. The shares were sold to the individual to meet the requirements of certain Tennessee healthcare regulations.

Costs associated with the transaction consisted of the Myrtle Purchase Price and $5,000 for legal fees. No closing or other costs were subsequently identified and recorded. There were approximately $3,881,000 of accounts payable, accrued expenses, right-of-use lease liability and a note payable to RHI that were transferred as part of the transaction.

The summary of the Myrtle SEA set forth above does not purport to be complete and is qualified in its entirety by reference to the full text of the Myrtle SEA, which was filed as Exhibit 99.1 to the Original 8-K and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

The following financial statements of Myrtle are being filed as exhibits hereto and are incorporated by reference herein:

Exhibit 99.3 – Audited Financial Statements of Myrtle, including independent auditor’s report, as of December 31, 2023 and 2022 and for the year ended December 31, 2023 and the period from June 8, 2022 (the date of inception) to December 31, 2022.

Exhibit 99.4 – Unaudited Condensed Financial Statements of Myrtle as of June 13, 2024 and for the period January 1, 2024 to June 13, 2024.

(b) Pro forma financial information.

The following pro forma financial information is being filed as an exhibit hereto and is incorporated by reference herein:

Exhibit 99.5 – Unaudited pro forma statements of operations and explanatory notes for FOXO for the six months ended June 30, 2024 and for the year ended December 31, 2023.

(c) Not applicable.

(d) Exhibits.

Exhibit No.	Exhibit Description

99.1*	Share Exchange Agreement dated June 10, 2024 by, between and among FOXO Technologies Inc., Myrtle Recovery Centers, Inc. and Rennova Health, Inc.

99.2*	Share Exchange Agreement dated June 10, 2024 by and among FOXO Technologies Inc., Rennova Community Health, Inc., and Rennova Health, Inc.

99.3	Audited Financial Statements of Myrtle Recovery, Inc. as of December 31, 2023 and 2022 and for the year ended December 31, 2023 and from June 8, 2022 (the date of inception) to December 31, 2022.

99.4	Unaudited Condensed Financial Statements of Myrtle Recovery, Inc. as of June 13, 2024 and for the period January 1 to June 13, 2024.

99.5	Unaudited pro forma condensed combined statements of operations and explanatory notes for the six months ended June 30, 2024 and for the year ended December 31, 2023.

99.6*	Press release of FOXO Technologies Inc. dated June 14, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Previously filed with the Original Form 8-K filed on June 13, 2024

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOXO Technologies Inc.

Date: August 28, 2024	By:	/s/ Mark White
	Name:	Mark White
	Title:	Interim Chief Executive Officer